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                                                                   EXHIBIT 10.18


                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release (the "Agreement") is made and entered into by and between G. WALTER STUELPE, a natural person ("Stuelpe"), and APCOA/STANDARD PARKING, INC., a Delaware corporation (together with its predecessors in interest, the "Company").

                               W I T N E S E T H:

         WHEREAS, Stuelpe was previously employed by the Company as its President pursuant to a certain Executive Employment Agreement dated December 12, 1994 (the "Employment Agreement"); and

         WHEREAS, Stuelpe's employment by the Company terminated as of 11:59 p.m. CST on February 29, 2000; (the "Termination Date") and

         WHEREAS, Stuelpe and the Company desire to settle, inter alia, all matters relating to Stuelpe's employment by the Company, the termination of such employment, and the rights and obligations of Stuelpe and the Company under the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. Date Agreement Becomes Legally Binding. This Agreement shall become effective and legally binding on the Effective Date (as defined below), but only if Stuelpe executes this Agreement no later than the twenty-first (21st) day following the Submission Date (as defined below), subject to Stuelpe's right to revoke this Agreement pursuant to Section 7(e) hereof.

         2. Definitions. The following terms shall have the meanings set forth below whenever used in this document:

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            (a) Affiliate. The word "Affiliate" shall mean any corporation or other organization that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

            (b) Beneficiary. "Beneficiary" shall mean any person who becomes entitled to receive amounts pursuant to this Agreement because of the death of Stuelpe.

            (c) Board. "Board" shall mean the Company's duly elected Board of
                Directors as constituted at any time.

            (d) Business of the Company. "Business of the Company" shall mean the business of leasing and managing open air parking lots and indoor garages and ramps for the purpose of parking motor vehicles on a leasehold, licensed, concession or management fee basis throughout the United States and Canada under agreement with municipalities, owners of properties, and/or otherwise, whether conducted directly by the Company or through an Affiliate.

            (e) Effective Date. "Effective Date" shall mean the eighth (8th) day following the day Stuelpe executes this Agreement.

            (f) Employee Benefit Plans. "Employee Benefit Plans" shall mean the plans, arrangements, and policies maintained by the Company under which Stuelpe was provided employment-related benefits as of the Termination Date.




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            (g) Employment Agreement. "Employment Agreement" shall mean that certain Executive Employment Agreement dated December 12, 1994, by and between Stuelpe and the Company.

            (h) 401(k) Plan. "401(k) Plan" shall mean the Apcoa/Standard Parking
                401(k) Savings Plan, as amended.

            (i) 401(k) Wrap Around Plan. "401(k) Wrap Around Plan" shall mean the Apcoa, Inc. 401(k) Wrap Around Plan, as amended.

            (j) Key Executive Officers Retirement Plan. "Key Executive Officers
                Retirement Plan" shall mean the Apcoa, Inc. Retirement Plan for Key Executive Officers, which was adopted by the Company on April 14, 1989.

            (k) Promissory Note. "Promissory Note" shall mean that certain
                Promissory Note dated June 25, 1998, in the principal amount of $250,000.00, executed by Stuelpe in favor of the Company.

            (l) Salary. "Salary" shall mean, (i) as of the Termination Date and for the remainder of calendar year 2000, an annual amount equal to $449,074.00; and (ii) effective as of January 1, 2001, and for the remainder of calendar year 2001, an annual amount equal to $462,546.00.

            (m) Submission Date. "Submission Date" shall mean the date this
                Agreement is submitted to Stuelpe, as set forth on page 25 hereof.

            (n) Supplemental Pension Plan. "Supplemental Pension Plan" shall mean the Supplemental Pension Plan, Amended as of 9/1/93, which is sponsored and maintained by the Company.



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            (o) Termination Date. "Termination Date" shall mean February 29,
                2000, the date Stuelpe ceased to be employed by the Company.

         3. Termination of Employment. Stuelpe ceased to be employed by the Company as of 11:59 p.m CST on the Termination Date. Until such time, Stuelpe was employed by the Company as its President pursuant to terms of the Employment Agreement.

         4. Payments, Benefits, Etc. Provided by the Company to Stuelpe.

            (a) Salary Continuation. Following the Termination Date, the Company
                shall continue to pay to Stuelpe the Salary through June 30, 2001, at such times as it normally pays executive salaries.

            (b) Payment in Lieu of Salary Continuation. On July 1, 2001, the
                Company shall pay to Stuelpe an amount equal to $245,827.00, which amount represents the commuted single lump-sum value of the continued periodic payments of the Salary to Stuelpe from July 1, 2001 through December 31, 2001, and such payment shall be in lieu, and in full satisfaction, of any obligation of the Company to continue to pay the Salary to Stuelpe in respect of periods after June 30, 2001.

            (c) Certain Employee Benefit Plans. For the period beginning on
                March 1, 2000 and ending on December 31, 2000, but only if Stuelpe exercises his right to elect health continuation coverage under 26 U.S.C. ss.4980B, Stuelpe shall continue to participate in the health insurance and medical expense reimbursement plans of the Company in which he participated as of the Termination Date (or any successor plans which cover the Company's senior officers) as though he had remained employed by the


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                Company, and for such period of continued participation, the
                Company shall pay such portion of the premiums normally charged to former employees and shall pay to Stuelpe such additional amounts as shall be necessary so that Stuelpe's costs for such continued participation on an after-tax basis do not exceed the costs he would have incurred had he remained employed by the Company. For the period beginning on March 1, 2000 and ending on December 31, 2000, the Company shall pay all premiums necessary so that Stuelpe continues to be covered by life insurance, accidental death and dismemberment insurance, business travel accident insurance, and long-term disability insurance providing coverage comparable to that which he received as of the Termination Date under the Company's group term life insurance, accidental death and dismemberment insurance, business travel accident insurance and group and individual long-term disability insurance plans (subject to Stuelpe's continuing to pay his share of such premiums, if applicable, at the same rate as of the Termination Date) and shall pay to Stuelpe such additional amounts as shall be necessary so that Stuelpe's costs for such continued participation on an after-tax basis do not exceed the costs he would have incurred had he remained employed by the Company. As soon as practicable after the Effective Date, the Company shall pay to Stuelpe, in a single lump sum, an amount (the "Additional Contributions") equal to the amount of the Company's matching contributions which were made (or which will be made) in respect of Stuelpe under the 401(k) Plan and the



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                401(k) Wrap Around Plan for calendar year 1999 minus any such contributions which were actually made for Stuelpe's benefit for any period commencing after calendar year 1999 and based on his elective contributions under the 401(k) Plan (but only to the extent they were based on Stuelpe's compensation from the Company for services performed in respect of any period commencing after calendar year 1999), together with an additional amount so that, on an after-tax basis determined immediately after such amount is paid to Stuelpe, Stuelpe shall be in the same position as though the Additional Contributions had actually been made to the 401(k) Plan and the 401(k) Wrap Around Plan in respect of calendar year 2000. The amount of the payment to Stuelpe pursuant to the preceding sentence as well as any other amounts required to satisfy the requirements of this subsection (c) in respect of Stuelpe's after-tax position shall be calculated at the Company's cost and expense by Ernst & Young LLP, and its determination of such amounts shall be final and binding upon both Stuelpe and the Company, and Stuelpe and the Company shall each provide Ernst & Young LLP with such information as it may reasonably request in order to calculate such amounts.

            (d) Continuation of Certain Fringe Benefits. From March 1, 2000
                until December 31, 2000, the Company shall, consistent with its past practices in respect of Stuelpe, continue to provide Stuelpe with the automobile provided to him by the Company as of the Termination Date and upon the same terms and conditions. From March 1, 2000 until December 31,


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                2000, the Company will, consistent with its past practices in respect of Stuelpe, continue to pay dues, capital charges, service/privilege fees, and assessments in respect of Stuelpe's memberships in Mayfield Country Club, Mayfield, Ohio, the Union Club, Cleveland, Ohio, Sand Ridge Golf Club, Chardon, Ohio and the Double Eagle Club, Galena, Ohio.

            (e) Promissory Note Forgiveness. The remaining outstanding principal balance of the Promissory Note and any accrued and unpaid interest thereon shall be forgiven in full as of the Termination Date and, as soon after the Effective Date as is practicable, the Company shall make Stuelpe whole on an after-tax basis for any federal, state and local income taxes incurred by Stuelpe with respect to such forgiveness (the "Tax Gross-Up Amount"). The Tax Gross-Up Amount shall be calculated at the Company's cost and expense by Ernst & Young LLP, and its determination of the Tax Gross-Up Amount shall be final and binding upon both Stuelpe and the Company. Stuelpe and the Company shall each provide Ernst & Young LLP with such information as it may reasonably request in order to calculate the Tax Gross-Up Amount.

            (f) Stuelpe's Legal Fees. As soon as practicable following the
                Effective Date, the Company shall pay (or reimburse Stuelpe's payment of) all reasonable legal fees incurred by Stuelpe in respect of the negotiation and preparation of this Agreement, up to a maximum of $35,000 in the aggregate.

            (g) Supplemental Pension Plan. As soon as practicable following the
                Effective Date, the Company will deliver to Stuelpe, free and clear of any



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                claims of the Company and any policy loans, with premiums paid up through December 31, 2000, and with its cash surrender value intact, Policy No. CG5073054 issued on Stuelpe's life by Connecticut General Life Insurance Company, and delivery of such life insurance policy shall be in lieu, and in full satisfaction, of all obligations and benefits under the Supplemental Pension Plan.

            (h) Expense Reimbursement. As soon as practicable following the
                Effective Date, the Company shall reimburse Stuelpe for all reasonable expenses he incurred relating to the conduct of the Business of the Company prior to the Submission Date and for which he has not previously been reimbursed. Any such expense reimbursement shall be conditioned upon Stuelpe presenting to the Company an itemized account of such expenses with supporting documents. Reimbursable expenses shall include reasonable and necessary expenses for entertainment, travel, meals and hotel accommodations, and Stuelpe's operation of an automobile while he was an employee of the Company, as described in the Employment Agreement.

            (i) Key Executive Officers Retirement Plan. On April 1, 2000, the
                Company will pay to Stuelpe $1,270,424.00, which amount represents the commuted single lump-sum value of Stuelpe's accrued benefits under the Key Executive Officers Retirement Plan, calculated as though Stuelpe had continued to accrue benefits thereunder until December 31, 2000, and



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                shall be in lieu, and in full satisfaction, of all obligations and benefits under the Key Executive Officers Retirement Plan.


            (j) 1999 Bonus. The Company shall pay Stuelpe a bonus for calendar year 1999 in an amount determined pursuant to the formula set forth in Exhibit B to the Employment Agreement. Such amount shall be paid to Stuelpe at the same time as the Company's other senior executives receive their bonuses for calendar year 1999, but in no event later than April 15, 2000.

            (k) Employee Benefit Plans -- In General. In connection with his termination of employment, except as otherwise provided hereunder, upon the termination of his active participation in any Employee Benefit Plan or thereafter, Stuelpe shall receive such benefits as he may be entitled to receive under the respective Employee Benefit Plan in accordance with the terms of such Employee Benefit Plan.

            (l) Continued Indemnification. On and after the Termination Date, the Company shall continue to indemnify Stuelpe to the full extent permitted by law against liability claims arising out of his activities as an employee or director of the Company at any time and to provide him with continued coverage in respect of such claims under any Directors and Officers insurance policy the Company maintains to the maximum extent any Company officer or director is covered.

            (m) No Offsets. Except in respect of a claim against Stuelpe for which the Company has not released Stuelpe pursuant to Section 8 hereof, the Company shall have no right to reduce any amount payable to Stuelpe



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                pursuant to this Agreement or fail to provide any other benefits to Stuelpe pursuant to this Agreement for any reason (including, without limitation, any alleged breach by Stuelpe of his obligations hereunder). In the event the Company fails timely to pay any amount to Stuelpe or provide any benefit to Stuelpe required hereunder, upon demand by Stuelpe the Company shall make such payment or provide such benefit together with interest at the annual rate of 8% (calculated on the amount of the payment or value of the benefit) from the date such payment was to be made or benefit provided, and the Company shall pay in full any attorneys' fees incurred by Stuelpe in enforcing his right to receive such payment or benefit.

            (n) Stuelpe's Personal Property. After the Termination Date, Stuelpe
                shall be given reasonable access to the premises of the Company and the Affiliates for the purpose of removing Stuelpe's personal property and effects from such premises.

         5. Consulting Services. After the Termination Date, in the event Stuelpe provides consulting services relating to prospective acquisitions by the Company or an Affiliate and/or other significant transactions in respect of the Business of the Company, Stuelpe shall receive such compensation as the parties shall have agreed upon in writing. Stuelpe shall, for all purposes, be an independent contractor when performing any such consulting services, shall be solely responsible for all taxes (including estimated tax payments) and reporting of amounts he receives for services as a consultant, and shall not be considered an "employee" for purposes of any benefit plans.



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         6. Restrictive Covenants.

            (a) Secret and Confidential Information. During his tenure as an officer and employee of the Company, Stuelpe has had access to and has gained knowledge with respect to the Company's trade secrets, as they may exist from time to time, and confidential information concerning its financial statements, operations, sales and marketing activities and procedures, bidding techniques, design and construction techniques, customer lists, list of owners of parking facilities, and credit and financial data concerning such persons (in the aggregate referred to hereinafter as "Secret and Confidential Information"). Stuelpe acknowledges that the Secret and Confidential Information constitutes a valuable, special and unique asset of the Company as to which the Company has the right to retain and hereby does retain all of its proprietary interests. In recognition of this fact, Stuelpe agrees that he will not, on and after the Termination Date, disclose any of the Secret and Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (except as necessary in the performance of consulting services under
                Section 5 hereof) or make use of any of the Secret and Confidential Information for his own purposes or those of another but only if with respect to any such disclosure or use there is a reasonable possibility that such disclosure or use could have a materially adverse effect upon the Company. The provisions contained in this subsection (a) shall also apply to information obtained by Stuelpe, in the course of his employment by or



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                consulting relationship with the Company, with respect to the
                Affiliates.

            (b) Stuelpe's Inventions, Etc. On and after the Termination Date,
                Stuelpe shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating to the Business of the Company (in the aggregate referred to as the "Creations") which Stuelpe has conceived, developed or acquired during his employment (whether or not during the usual working hours) together with all patent applications, letters patent, copyrights and reissues thereof that may, at any time be granted for or upon any of the Creations. At all times on and after the Termination Date, Stuelpe shall promptly execute any and all documents requested to vest title to any and all of the Creations in the Company and enable it to obtain and maintain the entire right and title thereto throughout the world and render to the Company, at the Company's expense, any and all assistance required to protect its legal rights thereto.

            (c) Noncompetition. Subject to the next sentence, Stuelpe covenants and agrees that during the period commencing on March 1, 2000 and ending on December 31, 2001, he shall not have any direct or indirect ownership or other financial interest in and will not, directly or indirectly, engage in, or in any manner become interested in (as principal, agent, consultant, advisor, officer, director, employee or otherwise), any business which competes with the Business of the Company in the geographic market in which the Company is then operating nor will he solicit business directly



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                or indirectly on behalf of such competing business. The
                restriction set forth in the preceding sentence shall not apply to any transaction or arrangement involving Stuelpe to which the Company consents in writing. Nothing herein shall preclude Stuelpe from being a member of or serving as an officer or director of any trade association or from owning, of record or beneficially, in the aggregate up to five percent (5%) of any issue of securities of a publicly traded company.

            (d) Remedies. It is agreed by Stuelpe that the remedy at law for any breach or threatened breach of the covenants set forth in this
                Section 6 above will be inadequate and that any breach or attempted breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain. Stuelpe further agrees that in the event of any such breach or threatened breach by him, in addition to any and all other legal and equitable remedies available, the Company may have any of such actions enjoined by any court authorized by law to take such action. The territorial, time and other limitations contained in this
                Section 6 above are reasonable and properly required for the adequate protection of the Business of the Company, and in the event that any one or more of such territorial, time or other limitation is found to be unreasonable or otherwise invalid in any jurisdiction, in whole or in part, the parties acknowledge and agree that such limitation shall remain valid in all other jurisdictions.



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         7. Stuelpe's Release of the Company, etc.; Right to Revoke Agreement.

            (a) In General. In consideration of the payments and benefits set forth in this Agreement, Stuelpe does hereby for himself and his heirs, executors, representatives, successors, and assigns, irrevocably release, acquit, and forever discharge the Company and the Affiliates, and their respective successors and assigns, together with their respective officers, directors, shareholders, management, agents, employees, representatives, and attorneys (collectively, "the Releasees"), of and from any and all claims, liabilities, losses, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, whether known or unknown, suspected or unsuspected, including, but not limited to, all claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, group insurance or employee benefits of whatsoever kind, claims for monies and/or expenses, any claims arising out of or relating to Stuelpe's employment with the Company or any of its Affiliates, any claims of discrimination on any basis, whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, or any other unlawful criterion or circumstance, any claims for breach of express/implied contract and/or sounding in "promissory estoppel," any action alleging "wrongful termination," any claims for violation of public policy, any claims for emotional distress and/or mental pain and suffering, any claims for


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                defamation and/or tortious interference with actual and/or prospective business relationships, any claims for failing to obtain employment at any other company or with any other person or employer, and demands for attorney's fees and legal expenses, that Stuelpe had, now has, or may have in the future against the Releasees, by reason of, or in any manner whatsoever connected with, any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission of the Releasees that has occurred prior to the Effective Date

            (b) Age Discrimination Release. Stuelpe recognizes and understands that, by executing this Agreement, he shall be releasing the Releasees from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to the Effective Date. In other words, by signing this Agreement, Stuelpe will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.621, et seq., as amended. Stuelpe agrees and acknowledges that this Agreement includes additional, separate, and discrete consideration for his release, waiver, and discharge of claims of age discrimination.

            (c) Stuelpe's Representation. Stuelpe represents and warrants that, prior to the Effective Date, no claim, demand, cause of action, or obligation which is



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                subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in said claims, demands, causes of action, or obligations, and that Stuelpe has the sole right to execute this Agreement.

            (d) Stuelpe's Right to Counsel; Consideration Period. The Company
                hereby informs Stuelpe of his right to consult with his chosen legal counsel before signing this Agreement. To ensure that Stuelpe's execution of this Agreement is knowing and voluntary, Stuelpe shall have until the twenty-first (21st) calendar day following the Submission Date (the "Consideration Period") to consider this Agreement. In executing this Agreement, Stuelpe expressly acknowledges that he has had twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.

            (e) Stuelpe's Right to Revoke. For a period of seven (7) calendar days following the end of the Consideration Period, Stuelpe may revoke this Agreement by giving the Company notice revoking the same. Such revocation of this Agreement by Stuelpe will terminate this Agreement in its entirety and all rights and obligations of the parties hereunder.

            (f) Release a Bar to Stuelpe's Claims. Stuelpe acknowledges and agrees that if he should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any cause, matter or thing which is the subject of this Section 7, this release may be raised as a complete bar to any such action, claim or



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                proceeding, and the applicable Releasee may recover from Stuelpe all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

         8. The Company's Release of Stuelpe, Etc. The Company, for itself and its respective successors and assigns, hereby releases, acquits, and forever discharges Stuelpe and his heirs, legal representatives, and assignees, jointly and severally, from any and all claims, demands, damages, actions, and causes of action which the Company has had, now has, or may have in the future, whether known or unknown, suspected or unsuspected, by reason of, or in any manner whatsoever connected with, or growing out of Stuelpe's employment relationship with the Company. Notwithstanding the preceding sentence, the Company reserves its rights and does not release Stuelpe and his heirs, legal representatives, and assigns, jointly or severally, from any and all claims, demands, damages, actions, and causes of action which the Company has had, now has, or may have in the future, (i) by reason of any misconduct by Stuelpe during his employment relationship with the Company or provision of consulting services under this Agreement which was dishonest or fraudulent or arose from willful misconduct or gross negligence and which materially harmed the Company or (ii) arising out of or resulting from the breach of the provisions of this Agreement, including, without limitation, claims for breach under Section 6. The Company represents and warrants to Stuelpe that, as of the Submission Date, the Company does not have actual knowledge of any such misconduct by Stuelpe as described in the preceding sentence; provided, if the Company becomes aware of any such misconduct on or after the Submission Date and prior to the Effective Date, it shall immediately notify Stuelpe. For purposes of this Section 8, the word "Company" shall be deemed to include all of the Affiliates, and the Company shall



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cause the Affiliates to abide by the terms of this Section 8 as though each Affiliate had actually executed this Agreement.

        9. Arbitration. Any disputes between the parties with respect to the meaning or interpretation of this Agreement or the amounts of any payments hereunder which cannot be settled amicably by the parties hereto shall be settled by arbitration in Cleveland, Ohio, in accordance with the rules of arbitration of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 9 shall be construed so as to deny the Company the right and power to seek and obtain equitable relief in accordance with Section 6(d) of this Agreement. In the event either party seeks to have any dispute under this Agreement settled by arbitration, either party may submit to the same arbitrator any other disputes between the parties whether under this Agreement or any other agreement between the parties.

        10. Post-Mortem Payments; Designation of Beneficiary. In the event of Stuelpe's death, any amounts which would have been paid to Stuelpe hereunder had he survived shall be paid to Stuelpe's beneficiary designated hereunder. At any time after the execution of this Agreement, Stuelpe may prepare, execute, and file with the Secretary of the Company a copy of the Designation of Beneficiary form attached to this Agreement as Exhibit A. Stuelpe shall thereafter be free to amend, alter or change such form; provided, however, that any such amendment, alteration or change shall be made by filing a new Designation of Beneficiary form with the Secretary of the Company. In the event Stuelpe fails to designate a beneficiary, following his death all payments of the amounts which would have been paid to Stuelpe's



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designated beneficiary pursuant to this Agreement shall instead be paid to
Stuelpe's spouse, if any, if she survives Stuelpe or, if there is no spouse or she does not survive Stuelpe, to Stuelpe's estate.

         11. Representation of the Company. The Company represents and warrants to Stuelpe that (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) the Company has the power and authority to enter into and carry out this Agreement, and there exists no contractual or other restriction upon its so doing; and
(iii) the Company's entering into and performing this Agreement has been duly authorized in accordance with the Company's Certificate of Incorporation and By-Laws, as applicable.

         12. Miscellaneous.

            (a) Status as Unsecured Creditor. The undertakings of the Company hereunder constitute merely the unsecured promises of the Company. No property of the Company is or shall be, by reason of this Agreement, held in trust for Stuelpe. Stuelpe shall not have, by reason of this Agreement, any right, title or interest of any kind in or to any property of the Company.

            (b) Announcements. The parties shall agree upon the content of any public or private announcements including, without limitation, any announcements to the Company's employees or the trade concerning Stuelpe's termination of employment with the Company; provided, that the Company may make such filings with the United States Securities and Exchange Commission as may be required by applicable law without the agreement of Stuelpe.


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            (c) Tax Withholding. The Company may withhold from any amounts payable to Stuelpe under this Agreement all amounts necessary to satisfy the requirements of any state or federal statute including, without limitation, the requirements of the United States Internal Revenue Code. Stuelpe agrees that amounts paid to him for consulting services pursuant to Section 5 will not be subject to tax withholding or reporting by the Company and all taxes thereon are his sole obligation.

            (d) Entire Agreement; Supersession of Prior Agreements. This
                Agreement constitutes the entire understanding and agreement between the parties concerning the subject matter hereof and, except as otherwise provided herein, supersedes in their entirety any prior agreements between Stuelpe and the Company including, without limitation, the Employment Agreement, the Key Executive Officers Retirement Plan, the Promissory Note, the Supplemental Pension Plan, and any term sheets with respect to this Agreement, and shall exclusively govern the rights and obligations of each party in respect of the other party. All negotiations between the parties concerning the subject matter hereof are superseded hereby, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Stuelpe.

            (e) Waiver. Failure by either party at any time to enforce any provision of this Agreement or to require performance by the other party of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce its rights hereunder, nor shall it be taken to constitute a waiver by such party of any default or breach hereof by the other party.

            (f) Time Periods, Etc. Any action required to be taken under this
                Agreement within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day. If the day for taking any action under this Agreement falls on a weekend or a holiday, such action may be taken on the next business day.

            (g) Governing Law. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law provisions of New York or any other jurisdiction.

            (h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

            (i) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            (j) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

            (k) Incorporation by Reference. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provisions thereof.

            (l) Gender; Number. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

            (m) Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Stuelpe and the Company and, as applicable, upon their respective legal representatives, designated beneficiaries, and successors and assigns. Except in respect of payments following Stuelpe's death, Stuelpe may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

            (n) Severability. If any provision, term, clause or part thereof in this Agreement is invalid, it shall not affect the remainder of said provision, term or clause of this Agreement, but said remainder shall be binding and effective against both parties hereto.

            (o) Notices. All notices and other communications hereunder shall be in writing, and shall be either personally delivered, or sent by certified mail (return receipt requested), or sent by facsimile transmission (with electronic or written confirmation of receipt), and shall be deemed to have been duly given when received. Notices shall be delivered or sent to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):


                (i) If to the Company, to

                    APCOA/STANDARD PARKING, INC.
                    900 North Michigan Avenue, Suite 1600
                    Chicago, Illinois 60611
                    Attention: Chief Executive Officer
                    Facsimile: (312) 640-6165

                    With a copy to:

                    Karen G. Krueger, Esq.
                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York 10019
                    Facsimile: (212) 403-2242

               (ii) If to Stuelpe, to:

                    G. Walter Stuelpe
                    7000 Gates Road
                    Gates Mills, Ohio 44040
                    Facsimile: (440) 461-2229

                    With a copy to:

                    Dale C. LaPorte, Esq.
                    Calfee, Halter & Griswold LLP
                    1400 McDonald Investment Center Building
                    800 Superior Avenue
                    Cleveland, Ohio  44114-2688
                    Facsimile: (216) 241-0816

            (p) No Coercion by the Company. Stuelpe acknowledges and agrees that his decision to execute this Agreement is entirely voluntary, and hereby acknowledges that he has not been pressured, coerced, or otherwise unduly influenced by the Company to execute this Agreement.

            (q) Confidentiality of Terms of Agreement, Etc. Except as compelled by a court of competent jurisdiction, Stuelpe shall hold the existence and terms of this Agreement in strict confidence and shall not disclose such information to any persons except Stuelpe's immediate family, legal counsel, and tax consultants, all of whom shall be instructed to hold such information in strict confidence. Except as compelled by a court of competent jurisdiction, the Company shall hold the existence and terms of this Agreement in strict confidence, and shall not disclose such information to any persons except members of the Board, its Chief Executive Officer, legal counsel and other professional advisors, all of whom shall be instructed to hold such information in strict confidence.

            (r) Further Assurances. From time to time after the Effective Date, upon request of the other party and without further consideration, each party shall execute and deliver to the other party any other document or instrument, and shall take any other action as may be reasonably requested of it, to the extent necessary to give effect to the provisions of this Agreement.

         13. Withdrawal of the Company's Offer. In the event that Stuelpe does not execute this Agreement by the twenty-first (21st) day following the Submission Date, the offer of the Company set forth in this Agreement shall be withdrawn, and this Agreement shall be of no force and effect.



                    ________________________________________


DATE OF RECEIPT OF AGREEMENT                SIGNATURE OF STUELPE
BY STUELPE:                                 ACKNOWLEDGING RECEIPT OF
                                            AGREEMENT:

________________________, 2000              ________________________________
                                            G. WALTER STUELPE


                                            RECEIPT WITNESSED BY:

                                            ________________________________

                    ________________________________________

         IMPORTANT!! IF STUELPE DOES NOT EXECUTE THIS AGREEMENT (BY SIGNING ON THE FOLLOWING PAGE) BY THE 21ST DAY FOLLOWING THE DATE OF HIS RECEIPT OF THE AGREEMENT (SEE ABOVE), THE COMPANY'S OFFER AS SET FORTH IN THIS AGREEMENT SHALL BE WITHDRAWN AND THIS AGREEMENT SHALL BE OF NO FORCE AND EFFECT.

         IN WITNESS WHEREOF, the Company by its duly authorized officer, and Stuelpe have executed this Agreement on the dates set forth below.
DATE OF EXECUTION BY THE
COMPANY:                                         APCOA/STANDARD PARKING, INC.
                                                 (the "Company")


________________________, 2000                   BY:___________________________
                                                 TITLE:________________________


                                                 EXECUTION WITNESSED BY:

                                                 ______________________________

DATE OF EXECUTION BY STUELPE:
______________________, 2000                     ______________________________
                                                 G. WALTER STUELPE
                                                 ("Stuelpe")

                                                 EXECUTION WITNESSED BY:

                                                 _______________________________

                      ___________________________________


         CAUTION TO STUELPE: READ THIS DOCUMENT CAREFULLY BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY AND OTHERS (SEE SECTION 7) ARISING PRIOR TO THE EFFECTIVE DATE OF THE AGREEMENT. THE EFFECTIVE DATE OF THE AGREEMENT IS EIGHT DAYS AFTER STUELPE EXECUTES THE AGREEMENT (SEE PRECEDING PAGE).

                                    EXHIBIT A

                           DESIGNATION OF BENEFICIARY

         On __________________, 2000, I, the undersigned, entered into a Settlement Agreement and Release (the "Agreement") with ____________________________. Pursuant to the terms of the Agreement, I have the right to designate a beneficiary to receive, in the event of my death, certain payments pursuant to the Agreement. I, therefore, exercise this right and designate ________________________________ to receive any such payments. Any and all previous designations of beneficiary made by me are hereby revoked, and I hereby reserve the right to revoke this designation of beneficiary.

                                                  _____________________________
                                                  G. WALTER STUELPE

Date:  __________________, 2000


                         ______________________________


        Receipt  of  this  Designation  of  Beneficiary  form  is  acknowledged
by  the  undersigned   Secretary  of ________________________.

                                                  APCOA/STANDARD PARKING, INC.

                                                  By:___________________________
                                                       Secretary

Date:____________________, 2000